                                                                   EXHIBIT 10.28


                      SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated effective as of November 2, 1998 (the "Effective Date"), is by and between TANDY BRANDS ACCESSORIES, INC., a Delaware corporation, ("Borrower") and CHASE BANK
OF TEXAS, NATIONAL ASSOCIATION, formerly known as Texas Commerce Bank National Association, a national banking association whose principal office is located in Houston, Texas (the "Bank").

                              PRELIMINARY STATEMENT

The Bank and the Borrower have entered into an Amended and Restated Revolving Credit Agreement dated as of June 30, 1994, which has been amended by a First Amendment dated as of April 30, 1995, a Second Amendment dated as of April 30, 1996, a Third Amendment dated as of April 30, 1997, a Fourth Amendment dated as of December 2, 1997 and a Fifth Amendment dated as of March 31, 1998 (the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. The Bank and the Borrower have agreed to amend the Credit Agreement to the extent set forth herein, and in order to, among other things, increase the Commitment to Borrower for the issuance of Letters of Credit and the making of Loans, and to revise certain provisions of the Credit Agreement so that their applicability includes the Borrower's Subsidiaries.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower hereby agree as follows:

Section 1. The following definitions set forth in Section 1 of the Credit Agreement are amended to read as follows:

         "Acquisition Capital Expenditures" shall mean, for any period, the aggregate expenditures, costs, financings (which shall include Capitalized Lease financings or transactions including such leases), cash expended, stock transactions or other methods of purchasing a tangible fixed asset or capital asset, i.e., the total "purchase price" of such acquisition which shall be supported by appraisals, accounting practices, sales contracts or other evidence generally utilized in reflecting the purchase price of acquisitions and which purchase price will be reflected in the Borrower's consolidated financial statements.

         "Authorized Person" shall mean the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer, Controller, General Partner or Managing Partner of the Borrower or any Subsidiary of the Borrower, as the case may be and such other individuals as are authorized in writing to the Bank to act on behalf of the Borrower or any Subsidiary of the Borrower, as the case may be.

         "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures and costs of the Borrower and its Subsidiaries (whether paid in cash or accrued as liabilities during that period and including that portion of Capitalized Leases of the Borrower or any Subsidiary) during such period that, in conformity with GAAP, are required to be included in or classified as property, plant or equipment or another similar fixed asset account reflected on the consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capitalized Lease" shall mean any lease which, in accordance with GAAP, would be treated as a capital item in the consolidated financial statements of Borrower and its Subsidiaries.

         "Change in Control" shall mean that an event has occurred which requires a Person, who reports beneficial ownership of more than 25% of the then outstanding Voting Stock of the Borrower or any of its Subsidiaries, to file a Schedule 13D with the SEC according to the Securities Act except for Tandy Brands Accessories, Inc. Employees Investment Plan.

         "Consolidated Inventory" shall mean (without duplication), as of any date, (i) the inventory which would be reflected on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP, and (ii) the assets of Borrower and its Subsidiaries held for sale or lease or furnished or to be furnished under contracts of service, raw materials, work-in-progress and materials used or consumed by Borrower and its Subsidiaries.

         "Foreign Subsidiary" shall mean, as of any date of determination, a Subsidiary which is incorporated or organized under the laws of any jurisdiction other than the District of Columbia or the United States of America or any state thereof. "Foreign Subsidiaries" shall mean more than one Foreign Subsidiary.

         "Indebtedness" shall mean, with respect to the Borrower and its Subsidiaries, all indebtedness, obligations and liabilities of Borrower and its Subsidiaries, including without limitation: (i) all liabilities which would be reflected on a consolidated balance sheet of Borrower, prepared in accordance with GAAP, (ii) all obligations of Borrower and its Subsidiaries in respect of any guaranty, (iii) all obligations of Borrower and its Subsidiaries in respect of any Capitalized Lease,



                               Page 1 of 5 Pages

Sixth Amendment to Credit Agreement
Tandy Brands Accessories, Inc.
November 2, 1998


         and (iv) all obligations, indebtedness and liabilities secured by any Encumbrance on any property or assets of Borrower and its Subsidiaries.

         "Loan Documents" shall mean (a) this Agreement and its Exhibits and Schedules, (b) the Note, (c) any guaranty executed by any Subsidiary of Borrower or by any other Person; and (d) any and all other agreements, documents or instruments now or hereafter executed in connection with any of the foregoing or the transactions evidenced thereby; as the same may be modified, amended, restated, supplemented, renewed, extended or replaced from time to time.

         "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the Voting Shares is owned, directly or indirectly, by Borrower. "Subsidiaries" shall mean more than one Subsidiary.

         "Voting Shares" of Borrower or any Subsidiary of Borrower shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of Borrower or a Subsidiary of Borrower, as the case may be, other than shares having such power only by reason of the happening of a contingency.

Section 2. Section 2.1 of the Credit Agreement is amended by substituting the following for Section 2.1 of the Credit Agreement:

         "2.1 Note and Terms of Commitment Subject to the terms and conditions hereof, the Bank agrees to make advances or loans to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding the amount of the Commitment. Advances shall take the form of Loans under the Note or issuances of Letters of Credit by Bank. The Loans shall be evidenced by, and shall bear interest and be payable as provided in the Note executed by Borrower dated as of November 2, 1998 and delivered to Bank, which is given in increase and modification of that certain promissory note dated March 31, 1998 in the principal amount of $20,000,000.00 (including all prior notes of which said note represents a renewal, extension, modification, increase, substitution, rearrangement or replacement thereof, the "Renewed Note"). Each Loan shall be in an amount not less than that amount provided for in the Note. Borrower shall have the right to borrow, repay and reborrow under the Note provided that at no time shall the sum of the aggregate amount outstanding of: (i) Loans, and (ii) L/C Obligations (as defined in
         Section 3) exceed the amount of the Commitment."

Section 3. Each representation and warranty set forth in Section 7 of the Agreement (other than Section 7.5) is hereby amended so that each reference to the "Borrower" means the "Borrower and each Subsidiary of the Borrower".

Section 4. Schedule I attached to the Credit Agreement, which lists Borrower's subsidiaries as of June 30, 1994, and is referenced in Section 7.5 of the Credit Agreement is amended and replaced with Schedule I attached to this Amendment, which lists Borrower's subsidiaries as of the Effective Date of the Sixth Amendment.

Section 5. Schedule II attached to the Credit Agreement, which lists the existing Indebtedness of Borrower and is referenced in Section 7.17 of the Credit Agreement is amended and replaced with Schedule II attached to this Sixth Amendment, which lists the existing Indebtedness of the Borrower and its Subsidiaries as of the Effective Date of the Sixth Amendment.

Section 6. A new Section 7.18 is added to the Credit Agreement as a representation and warranty and shall read as follows:

         "7.18 Year Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by June 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default under this Agreement. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and/or its Subsidiaries.


                               Page 2 of 5 Pages

Sixth Amendment to Credit Agreement
Tandy Brands Accessories, Inc.
November 2, 1998


Section 7. The opening clause of Section 8 (Affirmative Covenants) of the Credit Agreement is amended to read as follows:

         "The Borrower covenants and agrees with the Bank that prior to the termination of this Agreement, Borrower will do, and if necessary cause to be done, and cause each of its Subsidiaries to do or cause to be done each and all of the following:"

Section 8. Section 8.7 of the Credit Agreement to amended to provide that: (i) the Financial Statements described in subsections (a) and (b) shall be provided on a consolidated basis and a consolidating basis in the format required under subsections (a) and (b) respectively; and (ii) the additional information that Bank may request under subsection (d) includes information for each Subsidiary of the Borrower.

Section 9. Section 8.10 of the Credit Agreement is amended by changing the term "Borrower" to read "Borrower or any Subsidiary of Borrower".

Section 10. A new Section 8.12 is added to the Credit Agreement which shall read as follows:

         "8.12 Additional Guarantors. Promptly cause each new Subsidiary (other than any Foreign Subsidiary), whose acquisition or formation shall have been previously approved in writing by Bank, to execute and deliver to Bank a Continuing Unlimited Guaranty in Proper Form in favor of the Bank guaranteeing any and all obligations of the Borrower to Bank then existing or thereafter arising."

Section 11. The opening clause of Section 9 (Negative Covenants) is amended to read as follows:

         "The Borrower covenants and agrees with the Bank that prior to the termination of this Agreement, Borrower will not and no Subsidiary of Borrower will do each and all of the following:".

Section 12. Section 9.2 of the Credit Agreement is amended by changing the phrase "the Borrower's Tangible Assets" to read "the Tangible Assets of the Borrower and its Subsidiaries".

Section 13. The term "Borrower" as used in Sections 9.4 and 9.5 is amended to read "Borrower or any Subsidiary of the Borrower."

Section 14. Section 9.4(a) of the Credit Agreement is amended to read as follows:

         "(a) with respect to Borrower, having Liens on Indebtedness existing prior to June 30, 1994 and which is identified as such on Schedule II;"

Section 15. Section 9.4(i) of the Credit Agreement is amended to read as follows:

         "(i) With respect to Borrower, incurring Liens which exist on assets or properties when acquired as contemplated in this Agreement, provided however, Borrower agrees to take and cause any Subsidiary to take any action necessary, including to repay any Indebtedness secured by any such Lien, to cause any such Liens to be released promptly after such assets or properties are acquired."

Section 16. Section 9.8 of the Credit Agreement to read as follows:

         "Permit the ratio of Borrower's Funded Indebtedness to EBITDA for the trailing four (4) quarters to be greater than (i) 3:15 to 1.00 on June 30, 1998; (ii) 3.50 to 1.00 on September 30, 1998; (iii) 3.15 to 1.00
         on any fiscal quarter end from December 31, 1998 to but not including June 30, 1999; or (iv) 3.00 to 1.00 on any fiscal quarter end on or after June 30, 1999. The ratio shall be determined on a consolidated basis and shall be tested as of the end of each fiscal quarter beginning June 30, 1998.

Section 17. The following sentence is added to the end of Section 9.9 (Fixed Charge Ratio) and Section 9.10 (Inventory Turnover Ratio):

          "The ratio shall be determined on a consolidated basis."

Section 18. A new Section 9.11 is added to the Credit Agreement which shall read as follows:

         "Section 9.11 Subsidiaries. The Borrower will not form, create or acquire any Subsidiary."

Section 19. A new Section 9.12 is added to the Credit Agreement which shall read as follows:

         "Section 9.12 Acquisitions. Acquire (in one transaction or a series of transactions) any capital stock or assets of any other Person if a Default would occur under as a result thereof; or make one or more such acquisitions in any fiscal year if the aggregate amount paid for such acquisitions in any fiscal year is in excess of $15,000,000.00, without the prior written consent of the Bank. Notwithstanding the foregoing, the Bank's consent to any acquisition whose cost together with the cost of all other acquisitions made in the same fiscal year does not exceed $15,000,000.00 shall



                               Page 3 of 5 Pages

Sixth Amendment to Credit Agreement
Tandy Brands Accessories, Inc.
November 2, 1998

         not be required if at the time of such acquisition, Borrower's projected Funded Debt to EBITDA Ratio is less than the lower of 3.15 to
         1.00 or the ratio then permitted under Section 9.8; and the Bank's consent to an acquisition whose cost together with the cost of all other acquisitions made in the same fiscal year is up to (and including) $20,000,000.00 shall not be required if at the time of such acquisition Borrower's projected Funded Debt to EBITDA Ratio is less than 1.50 to 1.00. Borrower shall provide Bank with a certificate at least 20 days prior to entering into any agreement to make any such acquisition setting forth on a pro forma basis the financial information necessary to determine the ratio. In calculating such ratio for this Section, the Borrower shall use current debt and acquisition debt and its historical EBITDA, with no reliance on acquisition EBITDA."

Section 20. A new Section 9.13 is added to the Credit Agreement which shall read as follows:

          "Section 9.13 Indebtedness. Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise except: (a) Indebtedness to Bank; (b) Indebtedness outstanding as of November 2, 1998 and disclosed on Schedule II; (c) Indebtedness otherwise approved in writing by Bank; (d) renewals and extensions (but not increases) of Indebtedness described in (a), (b) and (c); and
          (e) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons, providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms."

Section 21. A new section 9.14 is added to the Credit Agreement which shall read as follows:

         "Section 9.14 Loans and Advances to Foreign Subsidiaries. Make or permit to exist any loans or advances to any Foreign Subsidiaries or any guarantees of obligations of any Foreign Subsidiaries in an amount which exceeds: (i) with respect to H. A. Sheldon Canada, Ltd., $2,250,000.00 in the aggregate; and (ii) with respect to all Foreign Subsidiaries (including H. A. Sheldon Canada, Ltd.) $3,500,000.00 in the aggregate."

Section 22. Section 10 (Events of Default) is amended by changing any reference to the term "Borrower" set forth therein to read "Borrower or any Subsidiary of Borrower".

Section 23. The Borrower hereby represents and warrants to the Bank that after giving effect to the execution and delivery of this Amendment: (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date; and (b) no Event of Default, or event which with passage of time, the giving of notice or both would become an Event of Default, has occurred and is continuing as of the date hereof.

Section 24. This Amendment shall become effective as of the Effective Date upon the execution and/or delivery of (i) this Amendment by each of the parties named in the signature lines below (ii) a Continuing Unlimited Guaranty from each existing Subsidiary of Borrower (except for H. A. Sheldon Canada, Ltd.); (iii) certified copies of organizational and authority documents for each guarantor;
(iv) UCC-3 termination statements requested by Bank; and (v) such other documents as Bank may reasonably request. The term "Agreement" as used in the Credit Agreement shall also refer to the Credit Agreement as amended by this Amendment.

Section 25. The Borrower further acknowledges that each of the other Loan Documents is in all other respects ratified and confirmed, and all of the rights, powers and privileges created thereby or thereunder are ratified, extended, carried forward and remain in full force and effect except as the Credit Agreement is amended by this Amendment.

Section 26. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

Section 27. This Amendment, each Continuing Unlimited Guaranty now or hereafter executed by a Subsidiary of Borrower and each other document executed and/or delivered in connection with this Sixth Amendment shall be included within the definition of "Loan Documents" as used in the Agreement.

Section 28. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. THE BORROWER AND THE BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OF PROCEEDING BROUGHT BY THE BORROWER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE BORROWER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN OR IN ANY OF THE




                               Page 4 of 5 Pages

Sixth Amendment to Credit Agreement
Tandy Brands Accessories, Inc.
November 2, 1998

OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.

         THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Effective Date.

BORROWER:                  TANDY BRANDS ACCESSORIES, INC.

BY /s/ STANLEY T. NINEMIRE
   -----------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------




Address for mail delivery:

                             Tandy Brands Accessories, Inc.
                             690 East Lamar, Suite 200
                             Arlington, Texas 76011
                             Attention: Bruce Cole
                             Telecopy No: (817) 548-1144

BANK:                        CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


By: /s/ JERRY PETREY
   -----------------------------------------------------------------------------
         Jerry Petrey
         Vice President

Address for mail delivery:

                             500 East Border Street
                             Arlington, Texas 76010
                             Attention: Jerry Petrey
                             Telecopy No: (817) 856-3125




                                  5 of 5 Pages

                                   SCHEDULE I

                                  SUBSIDIARIES

Name and Address of Subsidiaries                      State of Organization               Percentage Ownership
--------------------------------                      ---------------------               --------------------
TBAC - Prince Gardner, Inc.                           Delaware                                    100%
TBAC General Management Company                       Delaware                                    100%
Amity/Rolfs, Inc.                                     Delaware                                    100%
Accessory Design Group, Inc.                          Delaware                                    100%
Tiger Accessories, Inc.                               New York                                    100%
H.A. Sheldon Canada Ltd.                              Ontario, Canada                             100%
TBAC - AIS, Inc.                                      Delaware                                    100%
TBAC Canterbury, Inc.                                 Delaware                                    100%
TBAC Investments, Inc.                                Delaware                                    100%
TBAC Investment Trust                                 Pennsylvania                                100%(1)
TBAC Management Company, Ltd.                         Delaware                                    100%(2)

(1) owned 100% by TBAC Investments, Inc.
(2) TBAC General Management Company, General Partner (1%)
    Tandy Brands Accessories, Limited Partner (99%)








                             SCHEDULE I Page 1 of 1

                                   SCHEDULE II

                             List of Indebtedness of
                     Borrower and each Subsidiary as of the
                      Effective Date of the Sixth Amendment



                             SCHEDULE II Page 1 of 1

                                 PROMISSORY NOTE
                                    FOR LOANS
                                  (this "Note")

U.S. $25,000,000.00                                             November 2, 1998

         FOR VALUE RECEIVED, TANDY BRANDS ACCESSORIES, INC. (the "Maker"), a Delaware corporation, promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly known as Texas Commerce Bank National Association, (the "Bank") on or before April 30, 2000, (the "Termination Date"), at its banking house at 712 Main Street, Houston, Texas 77002 or at such other location as the Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of TWENTY-FIVE MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $25,000,000.00) (the "Commitment"); or
(ii) the aggregate unpaid principal amount of all loans made by the Bank hereunder (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by the Bank and the Maker with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date. SUBJECT TO THE LIMITATIONS SET FORTH HEREIN, MAKER MAY BORROW, REPAY AND REBORROW HEREUNDER AND THERE IS NO LIMITATION ON THE NUMBER OF LOANS MADE HEREUNDER SO LONG AS THE TOTAL UNPAID PRINCIPAL AMOUNT AT ANYTIME OUTSTANDING DOES NOT EXCEED THE COMMITMENT.

         The Loans may be either Negotiated Rate Loans, Alternate Base Rate Loans or Libor Loans.

         The Maker shall pay interest on each Alternate Base Rate Loan for the Interest Period with respect thereto at a rate per annum equal to the lesser of:
(i) the Alternate Base Rate in effect from time to time (the "Effective Alternate Base Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the last day of each calendar quarter and on the last day of each Interest Period.

         The Maker shall pay interest on each Negotiated Rate Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Negotiated Rate for such Interest Period, which interest shall be due and payable on the last day of each such Interest Period, and if such Interest Period has a duration exceeding ninety days, on each ninetieth day during such Interest Period.

         The Maker shall pay interest on each Libor Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the Adjusted Libor Rate plus three-quarters of one percent (3/4%) (the "Effective Libor Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the last day of each such Interest Period, and if such Interest Period has a duration exceeding three months, on the day that is three months after the commencement of such Interest Period.

         Any amount not paid when due with respect to principal (whether at Maturity Date, by acceleration or otherwise), costs, expenses, and to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of: (i) the Alternate Base Rate in effect from time to time plus three percent (3%); or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the applicable interest payment due date as provided for herein.

          Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Alternate Base Rate, Negotiated Rate, or Effective Libor Rate whichever is applicable, had at all times been in effect.


         Each Alternate Base Rate, Negotiated Rate or Libor Loan shall be in an amount not less than $250,000.00 and an integral multiple of $100,000.00. Interest with respect to Alternate Base Rate Loans shall be calculated on the basis of a 365 day year or 366 day year, as the case may be, for the actual number of days elapsed. Interest with respect to Negotiated Rate Loans and Libor Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

         The following terms shall have the respective meanings indicated:

         "Adjusted Libor Rate" means a per annum interest rate determined by Bank by dividing: (i) the Libor Rate by (ii) Statutory Reserves provided that Statutory Reserves is greater than zero, otherwise Adjusted Libor Rate means a per annum interest rate equal to the Libor Rate. "Libor Rate" means with respect to any Libor Loan for any Interest Period the interest rate determined by Bank by reference to the British Bankers' Association Interest Settlement Rates (as set forth by any service selected by Bank which has been nominated by the British Bankers' Association as an authorized information vender for the purpose of displaying such rates including but not limited to Bloomberg, Reuters or Telerate) to be the rate offered by the principal London office of the Chase Manhattan Bank at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period for dollar deposits in an amount comparable to such Libor Loan with a maturity comparable to such Interest Period.

         "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the greatest of:
(a) the Prime Rate in effect on such day; (b) the Base CD Rate in effect on such day plus 1%; and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Bank as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the



                               Page 1 of 5 Pages

Promissory Note
TANDY BRANDS ACCESSORIES, INC.
November 2, 1998


Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO
THAT EFFECT IS EXPRESSLY DISCLAIMED BY BANK. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE. "Base CD Rate" shall mean an interest rate per annum determined by the Bank to be the sum of: (a) the rate per annum obtained by dividing: (i) the Three-Month Secondary CD Rate by (ii) Statutory Reserves; plus (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the Secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by Bank. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by Bank. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loan" means a Loan which bears interest at a rate determined by reference to the Alternate Base Rate.

         "Assessment Rate" means, for any date, the annual rate (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) most recently estimated by the Bank as the then current net annual assessment rate that will be employed in determining amounts payable by the Bank to the Federal Deposit Insurance Corporation for insurance by the Corporation of time deposits made in dollars at its domestic offices.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing Date" means any Business Day on which the Bank shall make a Loan hereunder.

         "Business Day" means a day: (i) on which the Bank and commercial banks in New York City are generally open for business; and (ii) with respect to Libor Loans, on which dealings in United States Dollar deposits are carried out in the London interbank market.

         "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated June 30, 1994 by and between Maker and Bank, as amended by a First Amendment dated April 30, 1995, a Second Amendment dated April 30, 1996, a Third Amendment dated April 30, 1997, a Fourth Amendment dated December 2, 1997, a Fifth Amendment dated March 31, 1998, a Sixth Amendment dated of even date with this Note, and as it may be further amended, restated or supplemented from time to time.

         "Highest Lawful Rate" as used herein shall mean the maximum nonusurious interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event: (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum nonusurious rate in effect on the date of such Loan; and (ii) applicable law permits contracting for, taking, reserving, charging, and receiving on such Loan throughout the duration thereof the maximum nonusurious rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful rate shall be the indicated (weekly) rate ceiling as defined in Article 5069-1D.001, et. seq., as amended of the Texas Revised Civil Statutes.

         "Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be:

         (a) in the case of an Alternate Base Rate Loan, a period of up to 90 days; and

         (b) in the case of a Negotiated Rate Loan, a period of less than 90 days; and

         (c) in the case of a Libor Loan, 1, 2, 3 or 6 months;

         in each case as selected by the Maker and agreed to by the Bank. The Maker's choice of Interest Period is also subject to the following limitations:



                               Page 2 of 5 Pages

Promissory Note
TANDY BRANDS ACCESSORIES, INC.
November 2,1998

                  (i) No Interest Period shall end on a date after the Termination Date; and

                  (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Libor Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business
                            Day).

         "Libor Loan" means a Loan which bears interest at a rate determined by reference to the Adjusted Libor Rate.

         "Negotiated Rate" means, with respect to each Negotiated Rate Loan hereunder, the rate of interest per annum quoted by the Bank to the Maker at the time of the borrowing request with respect to such Negotiated Rate Loan as the rate such Negotiated Rate Loan shall bear for the requested Interest Period.

         "Negotiated Rate Loan" means a Loan which bears interest at a rate determined by reference to the Negotiated Rate.

         "Statutory Reserves" shall mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Bank is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Libor Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on, and as of the effective date of any change in any reserve percentage.

                  The unpaid principal balance of this Note at any time shall be the total of all Loans made by the Bank to or for the benefit of the Maker, less the amount of all payments of principal made hereon by or for the account of the Maker. The Bank's records shall serve as presumptive evidence of any and all amounts outstanding hereunder.

                  Any Loan which the Bank agrees to make hereunder shall be made on the Maker's irrevocable notice, given not later than 10:00 A.M. (Houston time) on, in the case of Libor Loans, the third Business Day prior to the proposed Borrowing Date, or in the case of Alternate Base Rate Loans or Negotiated Rate Loans, the first Business Day prior to the proposed Borrowing Date, from the Maker to the Bank. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount of such Loan; (ii) the proposed Borrowing Date; (iii) whether the requested Loan is to be an Alternate Base Rate Loan, Negotiated Rate Loan, or Libor Loan; and (iv) the Interest Period for such Loan. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing, substantially in the form of Exhibit B attached to the Credit Agreement.

          If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "Libor Event"), then, at the option of the Bank, the aggregate principal amount of the Bank's Libor Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Maker. Upon the occurrence of any Libor Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Maker.

         Any prepayment of any Libor Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Note with respect to such prepaid Libor Loan on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If any Libor Loan is required to be prepaid under the preceding paragraph, the Bank shall make on the required prepayment date an Alternate Base Rate Loan in the same principal amount and with an Interest Period ending on the same day as the Libor Loan so prepaid.

         If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):


         (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such Loan or against assets of, deposits with or for the account of, or credit extended or committed by, the Bank; or

         (b) imposes on the Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such Loan;

and the result of any of the foregoing is to impose a cost to the Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by the Bank in respect of any such Loan, then the Bank may notify the Maker in writing of the happening of such event and Maker shall upon demand pay to the Bank such additional amounts as will



                               Page 3 of 5 Pages

Promissory Note
TANDY BRANDS ACCESSORIES, INC.
November 2, 1998


compensate the Bank for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.

         The Maker may on any Business Day prepay the outstanding principal amount of any Alternate Base Rate Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Partial prepayments shall be in an aggregate principal amount of $50,000.00 or a greater integral multiple of $100,000.00. Except as specified in this paragraph, the Maker shall have no right to prepay any Loan.

         The Maker will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Negotiated Rate, or the Labor
Rate) as a result of: (a) any payment or prepayment (whether permitted by the Bank or required hereunder or otherwise) of all or a portion of any Negotiated Rate Loan or Libor Loan on a day other than Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any Negotiated Rate Loan or Libor Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any Negotiated Rate Loan or Libor Loan to be made by the Bank due to any action or inaction of the Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Negotiated Rate, or Libor Rate shall be calculated as the remainder obtained by subtracting: (i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from (ii) the interest payable at the Negotiated Rate, or Libor Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

         If after the date of this Note, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of making any Loans hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank in good faith to be material, then from time to time, the Maker shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

         A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding paragraphs above shall be delivered as soon as practicable to the Maker and shall be conclusive and binding, absent manifest error. The Maker shall pay the Bank the amount shown as due on any such certificate within 15 days after Bank delivers such certificate. In preparing such certificate, the Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         If any payment of interest or principal herein provided for is not paid when due, or any other Default shall occur and be in existence under the Credit Agreement, then the owner or holder of this Note may at its option, as provided for in the Credit Agreement or any other Loan Document (i) declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration or further notice of any kind, all of which are hereby expressly waived by the Maker; (ii) terminate the Commitment; and (iii) exercise any and all other rights, powers and remedies granted pursuant to any provision of any of the Loan Documents or under any applicable law.

         If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Maker agrees to pay attorneys' fees and all costs and expenses.

         This Note is issued by the Maker to evidence Loans outstanding from time to time not to exceed in the aggregate the Commitment under a $25,000,000.00 revolving line of credit extended by the Bank to the Maker extended pursuant to the terms of the Credit Agreement. Capitalized terms used in this Note but not defined in this Note shall have the meanings assigned to them in the Credit Agreement. This Note is given in increase and modification of the promissory note dated March 31, 1998, executed by Maker and payable to the order of the Bank in the principal amount of $20,000,000.00.

         The Maker warrants and represents to the Bank, and to all other owners and/or holders of any indebtedness evidenced hereby, that all Loans evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code, Article 5069-1.01 et. seq., as amended of the Texas Revised Civil Statutes.

         The Maker warrants and represents to the Bank and to all other owners or holders of this Note that no Loans shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect on the date hereof.




                               Page 4 of 5 Pages

Promissory Note
TANDY BRANDS ACCESSORIES, INC.
November 2, 1998

         Except as otherwise specified in this Note, the Maker and any and all co-makers, endorsers, guarantors and sureties hereby severally waive grace, presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE MAKER AND THE BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.

         The Maker and the Bank expressly agree that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note or to any Loan.

         It is the intention of Maker and Bank to comply with usury laws in force in the State of Texas and in the United States of America as applicable. Anything in this Note to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law; and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by the Bank in connection therewith.

         The Bank reserves the right in its sole discretion without notice to Maker, to sell participations or assign its interest, or both in all or part of (the Loans, the Note, or the Commitment.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the Maker has executed this Note effective the day, month and year first aforesaid.

                                       TANDY BRANDS ACCESSORIES, INC.

                                       By: /s/ STANLEY T. NINEMIRE
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



Acknowledged for purposes
of notice pursuant to the above
cited statute by:


CHASE BANK OF TEXAS, NATIONAL ASSOCIATION



BY:  /s/ JERRY PETREY
   ---------------------------------------
     Jerry Petrey
     Vice President


                               Page 5 of 5 Pages

                          CONTINUING UNLIMITED GUARANTY
                                (this "Guaranty")

1. Guaranty. The undersigned Guarantor (jointly and severally if more than one) agrees to pay
       CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

      herein called "Lender" at
       712 MAIN HOUSTON TEXAS 77252-2558

      or such other address as Lender designates, when due or declared due, the Guaranteed Indebtedness. This Guaranty is an unconditional, absolute and continuing guaranty of payment and performance and not of collection. "Guaranteed Indebtedness" means all debts, obligations, and liabilities of every kind and character, whether joint or several, contingent or otherwise, of
       TANDY BRANDS ACCESSORIES, INC.

      (together with its successors, "Borrower") now or hereafter existing in favor of Lender, including without limitation all liabilities arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, interest rate swap or other derivative product, acceptance, foreign exchange contract, or depository service contract, whether payable to Lender or to a third party and subsequently acquired by Lender. Guarantor and Lender specifically contemplate that Borrower may hereafter become further indebted to Lender. Guaranteed Indebtedness includes any post-petition interest and expenses (including, but not limited to, attorneys' fees) whether or not allowed as a claim against Borrower under any bankruptcy, insolvency, or other similar law. All Guaranteed Indebtedness is conclusively presumed to have been made or acquired in reliance on this Guaranty. This Guaranty does not in any way cancel, amend, discharge or limit any other guaranty executed by Guarantor in favor of Lender. "Loan Documents" means any document or instrument evidencing, securing or executed in connection with Guaranteed Indebtedness.

2. Termination of Guaranty. This Guaranty will continue to be in effect until final payment in full of the Guaranteed Indebtedness. Any Guarantor may terminate its liability for Guaranteed Indebtedness not in existence (whether by advance, commitment or otherwise) by delivering written notice to Lender, to be effective 5 business days after received under written receipt of Lender. After termination of this Guaranty, Guarantor will continue to be liable for all Guaranteed Indebtedness existing on the effective date of termination, and for all Guaranteed Indebtedness arising under any written agreement to make loans or extensions of credit entered into between Lender and Borrower prior to the effective date of termination (whether or not Lender is contractually obligated to make the loans or extensions of credit).

 3. Continuation and Reinstatement of Guaranty. If any petition or other action is filed by or against Borrower under the Bankruptcy Code or any other law relating to liquidation, insolvency or reorganization of debtors, or any other proceeding involving the estate or assets of the Guarantor, this Guaranty will remain effective or be reinstated, as the case may be (even if the Guaranteed Indebtedness has been paid in full), with respect to any payments or transfer of assets with respect to Guaranteed Indebtedness, to the extent such payment or transfers are or may be voidable or otherwise subject to rescission or return as preferential transfer, fraudulent conveyance or otherwise.

4. Changes to Guaranteed Indebtedness. Guarantor authorizes Lender, without notice, consent or demand, before and after termination of this Guaranty, without affecting Guarantor's liability hereunder: to take and hold security for the payment of this Guaranty and/or the Guaranteed Indebtedness, and exchange, enforce, foreclose, waive and release any security and to apply the proceeds of such security as Lender in its discretion determines; to obtain a guaranty of the indebtedness from any one or more other persons or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons or entities from their obligations under such guaranties; and to extend, rearrange, supplement, modify, settle, compromise, discharge or subordinate any of the Guaranteed Indebtedness.

5. Unenforceability or Uncollectibility of the Guaranteed Indebtedness. Guarantor will remain liable for the Guaranteed Indebtedness even though the Guaranteed Indebtedness may be unenforceable against or uncollectible from the Borrower or any other person due to incapacity, lack of power or authority, discharge, or for any reason whatsoever.

6. Guarantor Reporting. Guarantor will furnish to Lender such financial statements and other information relating to the financial condition, properties and affairs of Guarantor as Lender requests from time to time.

7. Right of Offset. Guarantor grants to Lender a right of setoff against every deposit account and all personal property in Lender's possession, whether tangible or intangible, and any claim of Guarantor (whether individual, joint, several or otherwise) against Lender, now or hereafter existing. This right of setoff is not exclusive. In addition to Lender's right of setoff and as further security for this Guaranty and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits and all other accounts and property of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor. These rights and remedies of Lender are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

8. Automatic Acceleration. Guarantor agrees that if the maturity of any Guaranteed Indebtedness is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand on or notice to Guarantor.

9. Waivers of Guarantor. Guarantor waives (i) diligence and promptness in preserving liability of any person on Guaranteed Indebtedness, and in collecting or bringing suit to collect Guaranteed Indebtedness; (ii) all rights of Guarantor under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; (iii) to the extent Guarantor is subject to the Texas Revised Partnership Act ("TRPA"), compliance by Lender with Section 3.05(d) of TRPA; (iv) protest; (v) notice of extensions, renewals, modifications, rearrangements and substitutions of Guaranteed Indebtedness; (vi) notice of acceptance of this agreement, creation of Guaranteed Indebtedness, failure to pay Guaranteed Indebtedness as it matures, any other default, adverse change in Borrower's financial condition, release or substitution of collateral, subordination of Lender's rights in any collateral, and every other notice of every kind. If any part of the Guaranteed Indebtedness is secured by an interest in real property ("Real Property"), and such interest is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Guarantor agrees that notwithstanding the provisions of Section 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time), and to the extent permitted by law, Lender may seek a deficiency judgment from Guarantor and any other party obligated on the Guaranteed Indebtedness equal to the difference between the amount owing the Guaranteed Indebtedness and the amount for which the Real Property was sold at judicial or nonjudicial foreclosure sale. Guarantor irrevocably waives and shall not seek to enforce or collect upon any rights which it now has or may acquire against the Borrower, either by way of subrogation, indemnity, reimbursement or contribution, for any amount paid under this Guaranty or by way of any other obligations of the Borrower to Guarantor until 91 days after the Guaranteed Indebtedness is paid in full.

10. Representations and Agreements. This Guaranty constitutes a legal, valid, binding obligation of and is enforceable against Guarantor. Guarantor has filed all federal and state tax returns which are required to be filed, and has paid all due and payable taxes and assessments against the property and income of Guarantor. Guarantor has determined that this Guaranty will benefit Guarantor directly or indirectly. The value of the consideration received by Guarantor is reasonably worth at least as much as its liability hereunder and is fair and reasonably equivalent value for this Guaranty. No material adverse change has occurred in Guarantor's financial condition or business operations reflected in the last financial statement and application for credit provided to Lender. Guarantor has not relied and is not relying on Lender to provide to Guarantor information regarding Borrower's assets or financial condition and Lender has no duty to provide such information.

11. Applicable Law and Venue. This Guaranty is governed by Texas law. If any provision of this Guaranty is illegal or unenforceable, that illegality or unenforceablity will not affect the remaining provisions of this Guaranty. GUARANTOR AND LENDER AGREE THAT THIS GUARANTY WILL BE PERFORMED IN THE COUNTY IN WHICH LENDER'S PRINCIPAL OFFICE IN TEXAS IS LOCATED, AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE GUARANTOR OR LENDER, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST GUARANTOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW GUARANTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. LENDER MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.




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

12. Notice. Any notice required or permitted under this Guaranty must be given in writing by United States mail, by hand delivery or delivery service, or by telegraphic, telex, telecopy or cable communication, sent to the intended addressee at the address shown in this Guaranty, or to such different address as the addressee designates by 10 days notice. Notice by United States mail will be effective when mailed. All other notices will be effective when received. Written confirmation of receipt will be conclusive. Notice of terminations, as provided in Section 2, will not be deemed given until actually received by a commercial lending officer with the rank of Vice President or above at the address of Lender shown in this Guaranty.

13. Costs and Expenses. To the extent permitted by applicable law, Guarantor will pay on demand all attorneys' fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty including but not limited to Lender's standard Documentation Preparation and Processing fees.

14. Miscellaneous. This Guaranty binds each Guarantor and its successors and assigns and benefits Lender. The term "Lender" also includes all successors and assigns of Lender. Guarantor may not assign its obligations under this Guaranty without the prior written consent of Lender. This Guaranty may be executed in multiple counterparts, and each counterpart will be deemed an original, without the need to produce any counterpart other than the one to be enforced. Any gender designation used herein includes all genders and the singular number includes the plural. Lender's delay or failure to exercise its rights is not a waiver of those rights. This Guaranty may not be amended except in a writing signed by an authorized officer of Lender and no waiver will be effective unless it is in writing. Any waiver is applicable only for the specific situation for which it is given.

THIS GUARANTY is executed as of September 02, 1998.

THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO GUARANTOR'S GUARANTY OF GUARANTEED INDEBTEDNESS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS GUARANTY.

THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

GUARANTOR:

TBAC-CANTERBURY, INC.

BY:  /s/ STANLEY T. NINEMIRE          TITLE:
   ---------------------------------        ------------------------------------

BY:                                   TITLE:
   ---------------------------------        ------------------------------------


ADDRESS OF
GUARANTOR: 690 EAST LAMAR, SUITE 200
          ----------------------------------------------------------------------
ARLINGTON, TARRANT COUNTY, TX 76011
--------------------------------------------------------------------------------



LENDER: (Lender's signature is provided as its acknowledgement of the above as the final written agreement between the parties.)

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

BY: /s/ JERRY S. PETREY
   -----------------------------------------------------------------------------

TITLE:  Vice President
      --------------------------------------------------------------------------









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